917904v1

                     Dreyfus Premier Equity Funds, Inc.
                          Registration No. 811-2488

                                 Form N-SAR
                           Response to Item 77 I.
                       Date of ending period 03/31/00


The Fund authorized the issuance of Class T shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Fund's Prospectus under the headings "Expenses," "Account Policies" and "Services for Fund Investors" and the Fund's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan and Shareholder Services Plan," "How to Redeem Shares" and "Shareholder Services," incorporated by reference to Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A, filed on December 1, 1999.

2. The Fund's Articles of Incorporation and Articles of Amendment, incorporated by reference to Exhibit a(6) of Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A, filed on December 1, 1999.

3. The Fund's Articles Supplementary, incorporated by reference to Exhibit a(7) of Post-Effective Amendment No 68 to the Registration Statement on Form N-1A, filed on December 1, 1999.

4.  The Fund's Revised Rule 18f-3 Plan, incorporated by reference to Exhibit
(n) of Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A, filed on December 1, 1999.